Exhibit 15.4

CONSENT OF ORLANDO GARCIA ROCHA FILHO

The undersigned hereby consents to:

(i)	The filing of the technical report summary entitled “S-K 1300 Technical Report Summary – Rio Piracicaba Project” dated March 30, 2022 (the “TRS”) filed as Exhibit 96.1 to the Annual Report on Form 20-F dated February 28, 2025 (the “20-F”) of Atlas Critical Minerals Corporation (the “Company”) being filed with the United States Securities and Exchange Commission (the “Commission”);

(ii)	The future incorporation by reference of such TRS into the Company’s Form F-1 Registration Statement and any amendments thereto (the “F-1”); and

(iii)	The use of my name in the F-1.

By:	/s/ Orlando Garcia Rocha Filho
Orlando Garcia Rocha Filho

Date: February 28, 2025